UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE SPORTS AUTHORITY, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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        The following press release was issued on March 31, 2006.

THE SPORTS AUTHORITY, INC. SCHEDULES SPECIAL MEETING OF STOCKHOLDERS TO APPROVE ACQUISITION BY INVESTOR GROUP LED BY LEONARD GREEN & PARTNERS, L.P.

        ENGLEWOOD, CO. March 31, 2006 (Business Wire)—The Sports Authority, Inc. (NYSE: TSA) today announced that it will convene a special meeting of stockholders on Tuesday, May 2, 2006, to vote to approve its acquisition by an investor group led by Leonard Green & Partners, L.P.. The meeting will be held at 9:00 a.m. Mountain Daylight Time at Sports Authority's headquarters at 1050 W. Hampden Avenue, Englewood, Colorado 80110. Stockholders at the close of business on the record date of March 30, 2006, will be eligible to vote at the special meeting. Sports Authority anticipates filing its definitive proxy statement with the Securities and Exchange Commission on or about Friday, March 31, 2006.

Forward-Looking Statements

        This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transactions, expected cost savings and anticipated future financial operating performance and results, including estimates of growth. These statements are based on the current expectations of management of Sports Authority. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, (1) Sports Authority may be unable to obtain shareholder approval required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs or unexpected liabilities; (4) the businesses of Sports Authority may suffer as a result of uncertainty surrounding the transaction; and (5) Sports Authority may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of Sports Authority are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sportsauthority.com. Unless required by law, Sports Authority undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

        In connection with the proposed transaction, a definitive proxy statement of Sports Authority and other materials will be filed with U.S. Securities and Exchange Commission. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SPORTS AUTHORITY AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the definitive proxy statement (when available) as well as other filed documents containing information about Sports Authority at http://www.sec.gov, the SEC's free internet site. Free copies of Sports Authority's SEC filings are also available on Sports Authority's internet site at http://www.sportsauthority.com.

Participants in the Solicitation

        Sports Authority and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Sports Authority's stockholders with respect to the proposed transaction. Information regarding the officers and directors of Sports Authority is included in its proxy statement for its 2005 annual meeting filed with the SEC on April 27, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

SOURCE:
The Sports Authority, Inc.
Thomas T. Hendrickson, 720-475-2293
Chief Financial Officer
or
Integrated Corporate Relations, Inc.
Investor / Press Relations:
Chad Jacobs / Michael Fox, 203-682-8200